Exhibit 2.6

FUTURE ADVANCE MORTGAGE,

ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT

THIS INSTRUMENT PREPARED BY:

Thomas G. Amason III

Balch & Bingham LLP

1901 6th Avenue North

Suite 1500

Birmingham, Alabama 35303

STATE OF ALABAMA

FUTURE ADVANCE MORTGAGE,

ASSIGNMENT OF RENTS

COUNTIES OF CHILTON

AND LEASES AND

AND COOSA

SECURITY  AGREEMENT

(ALABAMA)

THIS INDENTURE (herein this “Mortgage”) made as of the 13th day of December, 2017, from  ALABAMA GRAPHITE COMPANY, INC., an Alabama limited liability company (hereinafter called the “Mortgagor”), Mortgagor, to WESTWATER RESOURCES, INC., a Delaware corporation (hereinafter called “Lender”), Mortgagee.

THIS MORTGAGE IS FILED AS AND SHALL CONSTITUTE A FIXTURE FILING AND A FINANCING STATEMENT COVERING, AMONG OTHER COLLATERAL, AS-EXTRACTED COLLATERAL, IN ACCORDANCE WITH THE PROVISIONS OF SECTION 7-9A-502(c) OF THE CODE OF ALABAMA.

W I T N E S S E T H:

WHEREAS, pursuant to a certain Loan Agreement among ALABAMA GRAPHITE CORP., a corporation organized and existing under the laws of British Columbia (“Parent”), ALABAMA GRAPHITE COMPANY, INC., an Alabama corporation (“Borrower”) and Lender dated as of December 13, 2017 (the “Loan Agreement”), Borrower is justly indebted to Lender on a loan (the “Loan”) in the principal sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), or so much as may from time to time be disbursed thereunder, as evidenced by a Promissory Note dated of even date herewith, payable to Lender with interest thereon (the “Note”) on demand or as otherwise provided in the Note; and

WHEREAS, Parent and Borrower may hereafter become indebted to Lender or to a subsequent holder of this Mortgage on loans or otherwise (any subsequent holder of this Mortgage shall also be referred to herein as “Lender”); and

WHEREAS, Lender’s agreement to make the Loan to Parent and Borrower is conditioned upon Mortgagor’s granting to Lender a mortgage on certain property, rights and interests owned by Mortgagor; and

WHEREAS, contemporaneously with the execution hereof, Borrower is entering into an Assignment of Leases and Agreements in favor of Lender (the “Assignment”); and

WHEREAS, the parties desire to secure the principal amount of the Loan with interest, and all renewals, extensions and modifications thereof, the Loan, and all refinancings of any part of the Loan, and any and all other additional indebtedness, obligations and liabilities of Borrower to Lender or any affiliate thereof, now existing or hereafter arising, whether joint or several, due or to become due, absolute or contingent, direct or indirect, liquidated or unliquidated, and any renewals, extensions, modifications and refinancings thereof, and whether incurred or given as maker, endorser, guarantor or otherwise, and whether the same be evidenced by note, open account, assignment, endorsement, guaranty, pledge or otherwise or is not evidenced by any document or instrument (herein “Other Indebtedness”), including without limitation, any indebtedness, obligation or liability of any Borrower under any automated clearing, treasury management, cash management, brokerage or interest rate, currency, equity, credit or commodity, swap, cap, floor, collar, or similar agreement or arrangement, any foreign currency exchange transaction, cross currency rate swap, currency option or any combination of or option with respect to, any of the foregoing or similar transactions for the purpose of hedging exposure to fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices;

NOW, THEREFORE, the Mortgagor, in consideration of Lender’s making the Loan, and to secure the prompt payment of same, with the interest thereon, and any extensions, renewals, modifications and refinancings of same, and any charges herein incurred by Lender on account of Borrower or Mortgagor, including but not limited to attorneys’ fees, and further to secure the payment and performance of all obligations, indebtedness and liabilities hereunder, under the Note, under the Loan Agreement and under the other Loan Documents and any and all Other Indebtedness, and further to secure the payment and performance of the covenants, conditions and agreements hereinafter set forth and set forth in the Note, in the Loan Agreement and set forth in all other documents evidencing, securing or executed in connection with the Loan (this Mortgage, the Note, Loan Agreement, the Assignment, and such other documents are sometimes referred to herein as the  “Loan Documents”), and as may be set forth in instruments evidencing or securing Other Indebtedness (the “Other Indebtedness Instruments”) has bargained and sold and does hereby grant, bargain, sell, alien and convey unto the Lender, its successors and assigns, the following described land, real estate, estates, buildings, improvements, fixtures, furniture, personal property, leases, agreements, licenses, contracts, oil, gas, coal, drilling, extraction, minerals, mining rights, coal rights, oil rights, gas rights and other property, rights and interests, whether now owned or existing or hereafter created, acquired or arising (which together with any additional such property in the possession of the Lender or hereafter acquired by Mortgagor and subject to this Mortgage, or intended to be so, as the same may be constituted from time to time, is sometimes hereinafter referred to as the ”Mortgaged Property”), in each case irrespective whether the same or Mortgagor’s interests therein be incorrectly described or a description of a part or all of such Mortgaged Property or Mortgagor’s interests therein be omitted and without regard to any limitations as to specific undivided interests, lands or seams that may be set forth in Exhibit “A”, Exhibit “B” or Exhibit “C” hereto or in any of the Leases (as defined below), to wit:

(a)

All tracts or parcels of land and estates particularly described on Exhibit “A” attached hereto and made a part hereof, if any, (the “Fee Land”) and all tracts or parcels of land and estates particularly described on Exhibit “B” hereto, whether such interests are owned outright or leased (the “Minerals Land”, or together with the Fee Land, the “Land”);

(b)

All (i) coal, oil, gas and other hydrocarbons, minerals, graphite, rock, sand, stone, limestone, granite, aggregate, gravel and clay in, upon and under, and whether or not extracted from, the Land, and whether or not produced or processed, (ii) all fee interests, mineral interests, production payments, net profits interests with respect to the items described in (i), and (iii) any other non-cost bearing oil, gas, coal, graphite or other mineral assets, including without limitation, lignite, liquid and solid hydrocarbons, gas and their respective constituent products, and any other minerals, including without limitation, sulfur and coal seam gas, carbon dioxide, helium and other gasses (whether or not produced in association with oil and gas), industrial minerals, graphite, lead, zinc, (regardless of the method used to mine and remove the same and regardless of the effect of such mining and removal upon the surface estate), iron ore, phosphate, bauxite, limestone, granite, sand, clay, rock, stone, gravel, aggregate and other stone, bedrock and other rock materials (regardless of whether quarried, mined or removed or the method used to quarry, mine or remove same), geothermal energy (including entrained methane, hydrostatic pressure and thermal energy) and all other substances and ore deposits of any kind or character, whether solid, liquid or gaseous (all substances, materials, rights and interests described in this paragraph (b) are referred to sometimes herein as the “Minerals”);

(c)

All buildings, structures, fixtures and improvements of every nature whatsoever now or hereafter situated on the Fee Land, and all fittings, building materials, machinery, equipment, furniture, furnishings and personal property of every nature whatsoever now or hereafter owned by the Mortgagor or used or intended to be used in connection with or with the operation of the Land, the Minerals, or the buildings, structures, fixtures or other improvements on the Fee Land, including without limitation, all extensions, additions, improvements, betterments, renewals, substitutions, replacements and accessions to any of the foregoing, whether such fittings, building materials, machinery, equipment, furniture, furnishings and personal property actually are located on or adjacent to the Land or not, and whether in storage or otherwise, and wheresoever the same may be located (the “Improvements”);

(d)

The agreements, contracts and leases described on Exhibit “C” hereto, rights and interests thereunder or relating thereto and all licenses, leasehold estates and other easements, all oil, gas, graphite, mineral and mining and coal leases, and all other rights, interests, agreements, contracts, property and leases of every kind and character of, covering, relating or pertaining in any way to all or any part of the Land, the Minerals, the Improvements or any interest or right therein or thereunder, together with any and all renewals, extensions, substitutions, ratifications, supplements, amendments and replacements of or for any of the foregoing, all rights to renew, revoke, or amend any of the foregoing (collectively, the “Leases”);

(e)

Any and all graphite, oil, oil casinghead gas and gas sales, purchase, exchange and processing contracts and agreements, contracts, leases, licenses, prospecting agreements, operating agreements, (including so-called “working interest units” created under operating agreements or otherwise), communitization agreements, unitization agreements, pooling agreements, declarations of pooled units, and all units created under orders, regulations, rules or other official acts of any federal, state or other governmental body or regulatory agencies providing for pooling and unitization, spacing orders or other well permits and other instruments, whether now or hereafter made, and the units created thereby, and all other contracts, agreements and instruments which relate to the Land, the Minerals, the Improvements, any of the properties, rights or interests granted, contained, described or referred to in this Mortgage, any of the Leases or the production, sale, purchase, blending, exchange, stockpiling, processing or transportation of oil, gas, coal or other minerals or hydrocarbons from or attributable to such properties or interests, together with any and all renewals, extensions, substitutions, ratifications, supplements, amendments and replacements of or for any of the foregoing;

(f)

All rights, titles, interests, and estates in and to any and all properties now or hereafter pooled or unitized with any part of the Land;

(g)

All surface and subsurface personal property, equipment, fixtures, hereditaments, improvements, easements, permits, licenses, servitudes, surface leases and rights-of-way situated upon or used or useful or held for use in connection with the exploration, development or operation of the Land or other properties, rights and interests described in this Mortgage or the Leases, or the production, treating, storing or transportation of oil, gas, other hydrocarbons, coal or minerals therefrom, including, without limitation, liquid extraction plants, plant compressors, field gathering systems, valves, fittings, engines, boilers, meters, cables, wires, towers, draglines, tubing and rods, casing, connections, tanks, batteries, separators, lines, pumps, pipes, pipelines, platforms, structures, buildings, sheds, loading docks, shipping facilities, oil wells, gas wells, surface or subsurface mines or strip pits, injection wells, other wells, fixtures, tools, machinery, power lines, telephone and telegraph lines, and other appurtenances, apparatus, appliances and property of every kind and character, movable or immovable, now or at any time hereafter located on the Land, or which may now or hereafter be used or obtained in connection therewith, together with all improvements, additions, substitutions, replacements, accessions and attachments to any and all of such properties, rights and interests;

(h)

All properties, rights, titles, interests, and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances to which any of the Leases, the Land or other properties, rights, titles, interests, or estates hereunder are subject, or otherwise;

(i)

Any and all licenses, mining and drilling permits, development rights and permits, building permits, utility supply agreements, sewer and water discharge permits and agreements, and other licenses, permits and agreements relating to the Land, the Minerals or the Improvements or the use, development, construction, occupancy and operation thereof, whether now or hereafter issued or executed, and all modifications, amendments, replacements or re-issuances of the foregoing;

(j)

All accounts, general intangibles, goods, contracts and contract rights relating to the Land, the Leases, the Minerals or the Improvements, whether now owned or existing or hereafter created, acquired or arising, including without limitation, all construction contracts, consulting contracts, operating contracts, maintenance contracts, development contracts, architectural services contracts, management contracts, leasing agent contracts, purchase and sales contracts, put or other option contracts, and all other contracts and agreements relating to the construction of improvements on, or the operation, management and sale of all or any part of the Land or the Improvements;

(k)

All rights, estates, powers and privileges appurtenant to the property, rights and interests granted under this Mortgage, including without limitation coal rights, cracking rights, drilling rights, and all rights with respect to any pooled, communitized or unitized rights or property;

(l)

All property, real or personal, now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working, or development the Land or other property, rights and interests granted in this Mortgage, including any and all mining machinery, buildings, structures, washers, stockpiles, settling ponds, loading and unloading facilities, scales, samplers, storage and disposal facilities, pipelines, wells, field separators, liquid extraction plants, plant compressors, pumps, field gathering systems, tank and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, surface leases, rights-of-way, easements, permits, and servitudes, together with all additions, substitutions, replacements, accessions, and attachments to any and all of the foregoing properties;

(m)

All easements, amenities, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, leases, subleases, licenses, rights, titles, interests, privileges, liberties, tenements, hereditaments, and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property, rights and interests granted in this Mortgage, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Mortgagor, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of the Mortgagor of, in and to the same, including but not limited to:

(i)

All leases and licenses relating to the Mortgaged Property and all rents, royalties, profits, payments, issues revenues and income of the Land, the Leases, the Improvements, the Minerals and the other rights and interests covered by this Mortgage from time to time accruing, whether under leases, licenses or tenancies now existing or hereafter created; and

(ii)

All rights, interest, dividends, proceeds, products, rents, overriding, royalty, mineral and net profit interests, oil and production payments, issues and profits of or relating to the Land, the Improvements, the Leases, the Minerals and the other rights, interests and property described in this Mortgage, whether the product of sale, lease, license, exchange or other disposition of Mortgaged Property, paid or accruing before or after the filing of any petition by or against the Mortgagor under the United States Bankruptcy Code, and all instruments delivered to the Lender in substitution for or in addition to any such property.

(iii)

All judgments, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the Land and Improvements or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Land, the Minerals and the Improvements or any part thereof, or to any rights appurtenant thereto, including any award for change of grade or streets.  Lender hereby is authorized on behalf of and in the name of Mortgagor to execute and deliver valid acquittances for, and appeal from, any such judgments or awards.  Lender may apply all such sums or any part thereof so received, after the payment of all its expenses, including costs and attorneys’ fees, on any of the indebtedness secured hereby in such manner as it elects or, at its option, the entire amount or any part thereof so received may be released;

(n)

Any property that may from time to time hereafter by delivery or by writing of any kind be subjected to the lien or security interests hereof by Mortgagor or by anyone on Mortgagor’s behalf; and the Lender is hereby authorized to receive the same at any time as additional security hereunder; and

(o)

All cash and non-cash proceeds and all products of any of the foregoing items or types of property described in paragraphs (a) – (n) above, including, but not limited to, all insurance, contract and tort proceeds and claims, and including all inventory, accounts, chattel paper, documents, instruments, equipment, fixtures, consumer goods and general intangibles acquired with cash proceeds of any of the foregoing items or types of property described in paragraphs (a) – (n) above;

AND it is expressly understood and agreed by the Mortgagor and Lender that any and all decimal interests and/or well names set out in any exhibit pertaining to any of the properties and interests described or referred to in this Mortgage have been appended for informational purposes only, and shall not limit in any way whatsoever the interest of Mortgagor in such properties and interests, or interests derived thereunder, which are subject to this Mortgage;

TO HAVE AND TO HOLD the Mortgaged Property and all parts thereof unto the Lender, its successors and assigns forever, subject, however, to the terms and conditions herein;

PROVIDED, HOWEVER, that these presents are upon the condition that, (i) if the Borrower and the Mortgagor shall fully pay or cause to be fully paid to the Lender the principal and interest payable with respect of the Loan and the Note, and any extensions, renewals, modifications and refinancings of same, at the times and in the manner stipulated therein and herein, all without any deduction or credit for taxes or other similar charges paid by the Borrower or the Mortgagor, and shall pay all charges incurred herein by Lender on account of Mortgagor, including, but not limited to, attorneys’ fees, and shall pay any and all Other Indebtedness, and shall keep, perform and observe all and singular the covenants, conditions and agreements in this Mortgage, in the Note, in the Loan Agreement, in the other Loan Documents, and in the Other Indebtedness Instruments expressed to be kept, performed, and observed by or on the part of the Borrower and the Mortgagor, all without fraud or delay, and (ii) the Lender shall have no further commitment or agreement to make advances, incur obligations or give value under the Loan, the Note, the Loan Agreement, any other Loan Document or any Other Indebtedness Instrument (including without limitation advances, obligations or value relating to future advances, open-end, revolving or other lines of credit or letters of credit), then this Mortgage, and all the properties, interests and rights hereby granted, bargained, sold and conveyed shall cease, terminate and be void, but shall otherwise remain in full force and effect.

AND the Mortgagor further represents, warrants, covenants and agrees with the Lender as follows:

ARTICLE I

GENERAL

1.01

Performance of Mortgage, Note and Loan Documents.  The Mortgagor to the full extent applicable shall perform, observe and comply with all provisions hereof, of the Note, of the Loan Agreement and of the other Loan Documents, and of the Other Indebtedness Instruments, and shall duly and punctually pay to the Lender the sum of money expressed in the Note, with interest thereon, and all other sums required to be paid by the Mortgagor pursuant to the provisions of this Mortgage, of the Note, of the other Loan Documents, and of the Other Indebtedness Instruments, all without any deductions or credit for taxes or other similar charges paid by the Mortgagor.

1.02

Warranty of Title.  Mortgagor hereby warrants that, except for the matters set forth on Exhibit D hereto, it is lawfully seized of an indefeasible estate in fee simple in the land and real property hereby mortgaged, or is lawfully seized of such other estate or interest as is described on Exhibits A and B hereto, to the Leases and to all licenses, leasehold estates and easements relating to the Land and all rights, titles and interests thereunder, including without limitation, all rights to renew, revoke or amend any of the foregoing, and has good and absolute title to all existing personal property hereby granted as security, and has good right, full power and lawful authority to sell, convey, mortgage, assign and grant a security interest in the same in the manner and form aforesaid; that the same is free and clear of all grants, reservations, security interests, liens, charges, and encumbrances whatsoever, including, as to the personal property and fixtures, conditional sales contracts, chattel mortgages, security agreements, financing statements, and anything of a similar nature, and that Mortgagor shall and will warrant and forever defend the title thereto and the quiet use and enjoyment thereof unto the Lender, its successors and assigns, against the lawful claims of all persons whomsoever.

1.03

Future Advances, Revolving and Open-End Loans, and Other Debts.  It is expressly understood that this Mortgage is intended to and does secure not only the Loan, but also future advances and any and all Other Indebtedness, obligations and liabilities, direct or contingent, of the Borrower to the Lender, whether now existing or hereafter arising, and any and all extensions, renewals, modifications and refinancings of same, or any part thereof, existing at any time before actual cancellation of this instrument on the probate records of the county or counties where the Mortgaged Property is located, and whether the same be evidenced by note, open account, assignment, endorsement, guaranty, pledge or otherwise.  The Loan and the Other Indebtedness may, if provided in the applicable loan instruments, provide for revolving or open-end loans and advances, all of which shall be secured by this Mortgage.

1.04

Monthly Tax Deposit.  If required by Lender, Mortgagor shall pay on the first day of each month one-twelfth (1/12) of the yearly taxes on the Mortgaged Property, as estimated by Lender, in addition to each regular installment of principal and interest.  Such sums shall not draw interest and shall not be, nor be deemed to be, trust funds, but may be commingled with the general funds of Lender.  Mortgagor agrees to pay Lender the amount of any deficiency necessary to enable Lender to pay such taxes when due.  Such sums may be applied by the Lender to the reduction of the indebtedness secured hereby in any manner selected by Lender if an Event of Default shall occur under this Mortgage or under the Note, any of the other Loan Documents, or any of the Other Indebtedness Instruments, but, unless otherwise agreed by the Lender in writing, no application of tax deposits to the Note, to Other Indebtedness, or to other obligations secured hereby, shall delay, reduce, alter or otherwise affect any regularly scheduled payment with respect to the Loan, the Other Indebtedness, or any such other obligations.

1.05

Other Taxes, Utilities and Liens.

(a)

Mortgagor represents and warrants that all utilities are available to the Mortgaged Property.  The Mortgagor shall pay promptly, when and as due, and, if requested, will exhibit promptly to the Lender receipts for the payment of all taxes, assessments, water rates, utility charges, dues, charges, fines, penalties, costs and other expenses incurred, and impositions of every nature whatsoever imposed, levied or assessed or to be imposed, levied or assessed upon or against the Mortgaged Property or any part thereof or upon the revenues, rents, issues and profits of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof, or upon the interest of the Lender in the Mortgaged Property (other than any of the same for which provision has been made in Paragraph 1.04 of this Article I), or any charge which, if unpaid, would become a lien or charge upon the Mortgaged Property.

(b)

The Mortgagor promptly shall pay and shall not suffer any mechanic’s, laborer’s, statutory or other lien to be created or to remain outstanding upon any of the Mortgaged Property.

(c)

In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of mortgages or debts secured by mortgages or the manner of collecting taxes, then Mortgagor immediately shall pay any increased taxes if allowed by law, and if Mortgagor fails to pay such additional taxes, or if Mortgagor is prohibited from paying such taxes, or if Lender in any way is adversely affected by such law, order, rule or regulation, then in any of such events, all indebtedness secured by this Mortgage and all interest accrued thereon shall without notice become due and payable forthwith at the option of the Lender.

1.06

Insurance.

 (a)

The Mortgagor shall procure for, deliver to, and maintain for the benefit of the Lender during the term of this Mortgage insurance policies in such amounts as the Lender shall require, insuring the Mortgaged Property against fire, extended coverage, war damage (if available), and such other insurable hazards, casualties and contingencies as the Lender may require.  The form of such policies and the companies issuing them shall be acceptable to the Lender, and, unless otherwise agreed by the Lender in writing, shall provide for coverage without coinsurance or deductibles.  All policies shall contain a New York standard, non-contributory mortgagee endorsement making losses payable to the Lender, as mortgagee.  At least fifteen (15) days prior to the expiration date of all such policies, renewals thereof satisfactory to the Lender shall be delivered to the Lender.  The Mortgagor shall deliver to the Lender receipts evidencing the payment of all such insurance policies and renewals.  In the event of the foreclosure of this Mortgage or any transfer of title to the Mortgaged Property in partial or full extinguishment of the indebtedness secured hereby, all right, title and interest of the Mortgagor, or its assigns, in and to all insurance policies then in force shall pass to the purchaser or grantee.

(b)

The Lender hereby is authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies on the Mortgaged Property, and to collect and receive the proceeds from any such policy or policies.  Each insurance company hereby is authorized and directed to make payment for all such losses directly to the Lender instead of to the Mortgagor and Lender jointly.  After deducting from said insurance proceeds any expenses incurred by Lender in the collection or handling of said funds, the Lender may apply the net proceeds, at its option, either toward repairing or restoring the improvements on the Mortgaged Property, or as a credit on any portion of the Borrower’s indebtedness selected by Lender, whether then matured or to mature in the future, or at the option of the Lender, such sums either wholly or in part may be used to repair such improvements, or to build new improvements in their place or for any other purpose and in a manner satisfactory to the Lender, all without affecting the lien of this Mortgage for the full amount secured hereby before such payment took place.  Lender shall not be liable to Borrower or otherwise responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

(c)

If required by the Lender, the Mortgagor shall pay on the first day of each month, in addition to any regular installment of principal and interest and other charges with respect to indebtedness secured hereby, and the monthly tax deposit provided for in Paragraph 1.04 hereof, one-twelfth (1/12) of the yearly premiums for insurance maintained pursuant to the provisions of this Paragraph 1.06.  Such amount shall be used by Lender to pay such insurance premiums when due.  Such added payments shall not be, nor be deemed to be, trust funds, but may be commingled with the general funds of the Lender, and no interest shall be payable in respect thereof.  Upon demand of the Lender, the Mortgagor agrees to deliver to the Lender such additional moneys as are necessary to make up any deficiencies in the amounts deposited by Mortgagor with Lender pursuant to this Paragraph 1.06 to enable the Lender to pay such insurance premiums when due.  In the event of an Event of Default hereunder a default or event of default under the Note, any other Loan Documents, or any Other Indebtedness Instruments, the Lender may apply such sums to the reduction of the indebtedness secured hereby in any manner selected by Lender, but, unless otherwise agreed by the Lender in writing, no application of insurance proceeds to the Loan, to Other Indebtedness, or to other obligations secured hereby, shall delay, reduce, alter or otherwise affect any regularly scheduled payment with respect to the Loan, the Other Indebtedness, or any such other obligations.

1.07

Condemnation.  If all or any part of the Mortgaged Property shall be damaged or taken through condemnation (which term when used in this Mortgage shall include any damage or taking by any governmental or private authority, and any transfer by private sale in lieu thereof), either temporarily or permanently, the entire indebtedness secured hereby shall at the option of the Lender become immediately due and payable.  The Lender shall be entitled to all compensation, awards, and other payments or relief for any condemnation and hereby is authorized, at its option, to commence, appear in and prosecute, in its own or the Mortgagor’s name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith.  All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by the Mortgagor to the Lender, which, after deducting therefrom all its expenses, including attorneys’ fees, may release any moneys so received by it without affecting the lien of this Mortgage or may apply the same in such manner as the Lender shall determine to the reduction of the indebtedness secured hereby, and any balance of such moneys then remaining shall be paid to the Mortgagor.  The Mortgagor agrees to execute such further assignments of any compensations, awards, damages, claims, rights of action and proceeds as the Lender may require.  The Mortgagor promptly shall notify the Lender in the event of the institution of any condemnation or eminent domain proceeding or in the event of any threat thereof.  The Lender shall be entitled to retain, at the expense of the Mortgagor, its own legal counsel in connection with any such proceedings or threatened proceedings.  Lender shall be under no obligation to the Borrower or to any other person to determine the sufficiency or legality of any condemnation award and may accept any such award without question or further inquiry.

1.08

Care of the Property.

(a)

The Mortgagor will preserve and maintain the Mortgaged Property in good condition and repair, and shall not commit or suffer any waste and shall not do or suffer to be done anything which will increase the risk of fire or other hazard to the Mortgaged Property or any part thereof.  Mortgagor shall not engage in any construction on the Mortgaged Property that could give rise to any materialmen’s or mechanic’s liens.

(b)

Except as otherwise provided herein, no buildings, fixtures, personal property, or other part of the Mortgaged Property shall be removed, demolished or substantially altered without the prior written consent of the Lender.

(c)

If the Mortgaged Property or any part thereof is damaged by fire or any other cause, the Mortgagor shall give immediate written notice of the same to the Lender.

(d)

The Lender hereby is authorized to enter upon and inspect the Mortgaged Property, and to inspect the Mortgagor’s or Mortgagor’s agent’s records with respect to the ownership, use, management and operation of the Mortgaged Property, at any time during normal business hours.

(e)

If all or any part of the Mortgaged Property shall be damaged by fire or other casualty, the Mortgagor promptly shall restore the Mortgaged Property to the equivalent of its original condition, regardless of whether or not there shall be any insurance proceeds therefor; provided, however, that if there are insurance proceeds, the Mortgagor shall not be required to restore the Mortgaged Property as aforesaid unless the Lender shall apply any net proceeds from the casualty in question and held by Lender, as allowed under Paragraph 1.06, toward restoring the damaged improvements.  If a part of the Mortgaged Property shall be physically damaged through condemnation, the Mortgagor promptly shall restore, repair or alter the remaining property in a manner satisfactory to the Lender; provided, however, that if there are condemnation proceeds or awards, the Mortgagor shall not be required to restore the Mortgaged Property as aforesaid unless the Lender shall apply any net proceeds or awards from the condemnation and held by Lender, as provided in Paragraph 1.07, toward restoring the damaged improvements.

1.09

Further Assurances; After-Acquired Property.

(a)

At any time, and from time to time, upon request by the Lender, the Mortgagor, at Mortgagor’s expense, will make, execute and deliver or cause to be made, executed and delivered to the Lender and, where appropriate, to cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by the Lender any and all such other and further mortgages, instruments of further assurance, certificates and other documents as may, in the opinion of the Lender, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve the obligation of the Borrower under the Note and the Mortgagor under this Mortgage, and the priority of this Mortgage as a first and prior lien upon all of the Mortgaged Property, whether now owned or hereafter acquired by the Mortgagor.  Upon any failure by the Mortgagor so to do, the Lender may make, execute, and record any and all such mortgages, instruments, certificates, and documents for and in the name of the Mortgagor, and the Mortgagor hereby irrevocably appoints the Lender the agent and attorney-in-fact of the Mortgagor so to do.  The lien and rights hereunder automatically will attach, without further act, to all after-acquired property (except consumer goods, other than accessions, not acquired within ten (10) days after the Lender has given value under the Note) attached to and/or used in the operation of the Mortgaged Property or any part thereof.

(b)

Without limitation to the generality of the other provisions of this Mortgage, including subparagraph (a) of this Paragraph 1.09, it hereby expressly is covenanted, agreed and acknowledged that the lien and rights hereunder automatically will attach to any further, greater, additional, or different estate, rights, titles or interests in or to any of the Mortgaged Property at any time acquired by the Mortgagor by whatsoever means, including that in the event the Mortgagor is the owner of an estate or interest in the Mortgaged Property or any part thereof (such as, for example, as the lessee or tenant) other than as the fee simple owner thereof, and prior to the satisfaction of record of this Mortgage the Mortgagor obtains or otherwise acquires such fee simple or other estate, then such further, greater, additional, or different estate in the Mortgaged Property, or a part thereof, shall automatically, and without any further action or filing or recording on the part of the Mortgagor or the Lender or any other person or entity, be and become subject to this Mortgage and the lien hereof.  In consideration of Lender’s making the Loan as aforesaid, and to secure the Loan, the Other Indebtedness and obligations set forth above, Mortgagor hereby grants, bargains, sells and conveys to Lender, on the same terms as set forth in this Mortgage and intended to be a part hereof, all such after-acquired property and estates.

1.10

Additional Security.  The Lender also shall have and hereby is granted a security interest in all monies, securities and other property of the Mortgagor, now or hereafter assigned, held, received, or coming into the possession, control, or custody of the Lender by or for the account of the Mortgagor (including indebtedness due from the Lender to the Mortgagor, and any and all claims of Mortgagor against Lender, at any time existing) whether expressly as collateral security, custody, pledge, transmission, collection or for any other purpose, and also upon any and all deposit balances, including any dividends declared, or interest accruing thereon, and proceeds thereof.  On an Event of Default, the Lender may, in addition to any other rights provided by this Mortgage or any of the other Loan Documents, but shall not be obligated to, apply to the payment of the Loan or Other Indebtedness secured hereby, and in such manner as the Lender may determine, any such monies, securities or other property held or controlled by the Lender.  No such application of funds shall, unless otherwise expressly agreed by the Lender in writing, reduce, alter, delay or otherwise affect any regularly scheduled payment with respect to the Loan or such Other Indebtedness or obligations.

1.11

Leases Affecting Mortgaged Property.

(a)

The Mortgagor shall comply with and observe its obligations as landlord or tenant under all leases affecting the Mortgaged Property or any part thereof.  If requested by Lender, Mortgagor shall furnish Lender with executed copies of all leases now or hereafter existing on the Mortgaged Property; and all leases now or hereafter entered into will be in form and substance subject to the approval of Lender.  Mortgagor shall not accept nor make payment of rent more than one (1) month in advance without the express written consent of Lender.  If requested by the Lender, the Mortgagor shall execute and deliver to Lender, as additional security, such other documents as may be requested by Lender to evidence further the assignment to Lender hereunder, and to assign any and all such leases whether now existing or hereafter created, including, without limitation, all rents, royalties, issues and profits of the Mortgaged Property from time to time accruing.  The Mortgagor shall not cancel, surrender or modify any lease affecting the Mortgaged Property or any part thereof without the written consent of the Lender.  The Mortgagor shall keep in full force and effect the Leases and all permits and licenses required for the conduct of its operations on the Mortgaged Property.

(b)

Mortgagor promptly, fully and faithfully will perform and observe all of the terms, covenants, obligations and conditions required to be performed and observed by Mortgagor as lessor or lessee under any lease of the Mortgaged Property, within the periods provided in the respective Lease, and will do all things necessary to preserve and to keep unimpaired its and Lender’s rights under this Mortgage and each Lease;

(c)

Mortgagor promptly will (i) notify Lender in writing of the receipt by Mortgagor of any notice from any landlord noting or claiming any default by Mortgagor in the performance or observance of any of the terms, covenants, obligations, and/or conditions on the part of Mortgagor to be performed or observed under any lease; (ii) notify Lender in writing of the receipt by Mortgagor of any notice from any landlord or tenant to Mortgagor of termination of any lease or of Mortgagor’s right to possession of the Property; and (iii) cause a copy of each such notice received by Mortgagor from any landlord or tenant to be delivered to Lender;

(d)

So long as any of the Loan or Other Indebtedness shall remain outstanding, unless Lender shall otherwise consent in writing, the fee title to and any leasehold interest in the Mortgaged Property, or any portion thereof, shall not merge, but shall always be kept separate and distinct, notwithstanding the union of such estates either a single party by purchase or otherwise;

(e)

If any Lease shall be terminated prior to the natural expiration of its term due to default by Mortgagor or any lessor or lessee thereunder, and if, pursuant to any provision of any Lease or other document, Lender or its designee shall acquire a replacement lease in respect thereof, no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal or extension privileges or options to purchase or rights of first refusal therein contained shall vest in Mortgagor or its successors or assigns.  Upon the execution of such a replacement or new lease, all rights in occupancy and space leases or subleases under any lease shall, at Lender’s option, immediately vest in Lender;

1.12

Expenses.  The Mortgagor shall pay or reimburse the Lender for all reasonable attorneys’ fees, costs and expenses incurred by the Lender in connection with the collection of the indebtedness secured hereby or the enforcement of any rights or remedies provided for in this Mortgage, in any of the other Loan Documents or the Other Indebtedness Instruments, or as may otherwise be provided by law, or incurred by Lender in any proceeding involving the estate of a decedent or an insolvent, or in any action, proceeding or dispute of any kind in which the Lender is made a party, or appears as party plaintiff or defendant, affecting this Mortgage, the Note, any of the other Loan Documents, any of the Other Indebtedness Instruments, Mortgagor or the Mortgaged Property, including but not limited to the foreclosure of this Mortgage, any condemnation action involving the Mortgaged Property, any environmental condition of or affecting the Mortgaged Property, or any action to protect the security hereof; and any such amounts paid or incurred by the Lender shall be added to the indebtedness secured hereby and shall be further secured by this Mortgage.

1.13

Performance by Lender of Defaults by Mortgagor.  If the Mortgagor shall default in the payment of any tax, lien, assessment or charge levied or assessed against the Mortgaged Property, or otherwise described in Paragraphs 1.04 and 1.05 hereof; in the payment of any utility charge, whether public or private; in the payment of insurance premiums; in the procurement of insurance coverage and the delivery of the insurance policies required hereunder; or in the performance or observance of any other covenant, condition or term of this Mortgage, of the Note, of any of the other Loan Documents, or of any of the Other Indebtedness Instruments, then the Lender, at its option, may perform or observe the same; and all payments made for costs or expenses incurred by the Lender in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by the Mortgagor to the Lender with interest thereon calculated in the manner set forth in the Note, and at the default interest rate specified in the Note, or, if no default interest rate is specified, then at the rate set forth in the Note, plus two percentage points (2%).  The Lender shall be the sole judge of the legality, validity and priority of any such tax, lien, assessment, charge, claim and premium, of the necessity for any such actions and of the amount necessary to be paid in satisfaction thereof.  The Lender hereby is empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to the Mortgagor or any person in possession holding under the Mortgagor for trespass or otherwise.

1.14

Books and Records.  The Mortgagor shall keep and maintain at all times full, true and accurate books of accounts and records, adequate to reflect correctly the results of the operation of the Mortgaged Property.  Upon request of the Lender, the Mortgagor shall furnish to the Lender (i) within ninety (90) days after the end of the Mortgagor’s fiscal year a balance sheet and a statement of income and expenses, both in reasonable detail and form satisfactory to Lender and certified by a Certified Public Accountant, and (ii) within ten (10) days after request therefor from Lender, a rent schedule of the Mortgaged Property, certified by the Mortgagor, showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date and the rent paid.

1.15

Estoppel Affidavits.  The Mortgagor within ten (10) days after written request from the Lender shall furnish a written statement, duly acknowledged, setting forth the unpaid principal of and interest on the Loan and Other Indebtedness and whether or not any offsets or defenses exist against any principal and interest.

1.16

Alienation or Sale of Mortgaged Property.  The Mortgagor shall not sell, assign, mortgage, encumber, grant a security interest in or otherwise convey all or any part of the Mortgaged Property without obtaining the express written consent of the Lender at least thirty (30) days prior to such conveyance.  If Mortgagor should sell, assign, mortgage, encumber, grant a security interest in or convey all, or any part, of the Mortgaged Property or if there shall occur or exist any sale, encumbrance, security interest, assignment or transfer of or on any interest in either of the Mortgagor without consent by Lender, then, in such event, the entire balance of the indebtedness (including the Loan and all Other Indebtedness) secured by this Mortgage and all interest accrued thereon (or such parts as Lender may elect) shall without notice become due and payable forthwith at the option of the Lender.

1.17

Environmental and Compliance Matters.  Mortgagor represents, warrants and covenants as follows:

(a)

No Hazardous Materials (hereinafter defined) have been, are, or will be, while any part of the indebtedness secured by this Mortgage remains unpaid, contained in, treated, stored, handled, generated, located on, discharged from, or disposed of on, or constitute a part of, the Mortgaged Property.  As used herein, the term “Hazardous Materials” includes, without limitation, any asbestos, urea formaldehyde foam insulation, flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related or unrelated substances or materials defined, regulated, controlled, limited or prohibited in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”) (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act (“RCRA”) (42 U.S.C. Sections 6901, et seq.), the Clean Water Act (33 U.S.C. Sections 1251, et seq.), the Clean Air Act (42 U.S.C. Sections 7401, et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601, et seq.), each such Act as amended from time to time, and in the rules and regulations adopted and publications promulgated pursuant thereto, and in the rules and regulations of the Occupational Safety and Health Administration (“OSHA”) pertaining to occupational exposure to asbestos, as amended from time to time, or in any other federal, state or local environmental law, ordinance, rule, or regulation now or hereafter in effect;

(b)

No underground storage tanks, whether in use or not in use, are located in, on or under any part of the Mortgaged Property;

(c)

All of the Mortgaged Property complies and will comply in all respects with applicable environmental laws, rules, regulations, and court or administrative orders;

(d)

There are no pending claims or threats of claims by private or governmental or administrative authorities relating to environmental impairment, conditions, or regulatory requirements with respect to the Mortgaged Property;

(e)

The Mortgagor promptly shall comply with all present and future laws, ordinances, rules, regulations, orders and decrees of any governmental authority affecting the Mortgaged Property or any part thereof.  Without limiting the foregoing, the Mortgagor represents and covenants that the Mortgaged Property is in present compliance with, and in the future shall comply with, as applicable, the Americans With Disabilities Act of 1990, (“ADA”) (42 U.S.C. Sections 12101, et seq.) and the Rehabilitation Act of 1973 (“Rehabilitation Act”) (29  U.S.C. Sections 749, et seq.), each such Act as amended from time to time, and in the rules and regulations adopted and publications promulgated pursuant thereto.

(f)

Mortgagor shall give immediate oral and written notice to Lender of its receipt of any notice of a violation of any law, rule or regulation covered by this Paragraph 1.17, or of any notice of other claim relating to the environmental or physical condition of the Mortgaged Property, or of its discovery of any matter which would make the representations, warranties and/or covenants herein to be inaccurate or misleading in any respect.

Mortgagor agrees to and does hereby indemnify and hold Lender harmless from all loss, cost, damage, claim and expense incurred by Lender on account of (i) the violation of any representation or warranty set forth in this Paragraph 1.17, (ii) Mortgagor’s failure to perform any obligations of this Paragraph 1.17, (iii) Mortgagor’s or the Mortgaged Property’s failure to fully comply with all environmental laws, rules and regulations, with all occupational health and safety laws, rules and regulations, with the ADA or the Rehabilitation Act, as applicable, or (iv) any other matter related to environmental or physical conditions on, under or affecting the Mortgaged Property, including but not limited to liability arising out of claims for subsidence.  This indemnification shall survive the closing of the Loan, payment of the Loan, the exercise of any right or remedy under any Loan Document, and any subsequent sale or transfer of the Mortgaged Property, and all similar or related events or occurrences.  However, this indemnification shall not apply to any new Hazardous Materials first stored, generated or placed on the Mortgaged Property after the acquisition of title to the Mortgaged Property by Lender through foreclosure or deed in lieu of foreclosure or purchase from a third party after the Loan has been paid in full.

1.18

Inspection Rights and Easements.  In addition to other inspection rights of Lender, the Mortgagor shall and hereby does grant and convey to the Lender, its agents, representatives, contractors, and employees, to be exercised by Lender following an Event of Default hereunder or under any of the other Loan Documents, an easement and license to enter on the Mortgaged Property at any time and from time to time for the purpose of making such audits, tests, inspections, and examinations, including, without limitation, inspection of buildings and improvements, subsurface exploration and testing and groundwater testing (herein “Inspections”), as the Lender, in its sole discretion, deems necessary, convenient, or proper to determine the condition and use of the Mortgaged Property, to make an inventory of the Mortgaged Property, and to determine whether the ownership, use and operation of the Mortgaged Property are in compliance with all federal, state, and local laws, ordinances, rules, and regulations, including, without limitation, environmental laws, health and public accommodation laws, the ADA and the Rehabilitation Act, as applicable, and ordinances, rules and regulations relating thereto.  Notwithstanding the grant of the above easement and license to the Lender, the Lender shall have no obligation to perform any such Inspections, or to take any remedial action.  All the costs and expenses incurred by the Lender with respect to any Inspections which the Lender may conduct or take pursuant to this Paragraph 1.18, including, without limitation, the fees of any engineers, laboratories, and contractors, shall be repaid by the Mortgagor, with interest, and shall be secured by this Mortgage and the other Loan Documents.

1.19

Use, Governmental Compliance, etc.  The Mortgagor shall:  (a) use the Mortgaged Property solely for the uses provided for in the Loan Agreement, or otherwise as permitted in writing by the Lender; (b) maintain all material certificates, licenses, authorizations, registrations, permits and other approvals of Governmental Authorities necessary for (i) compliance with the environmental laws, rules and regulations referenced in Paragraph 1.17(a) hereof or as otherwise may be applicable to the Mortgaged Property from time to time, (ii) the use of the Mortgaged Property and the conduct of any business or activity on the Mortgaged Property, and (iii) the construction, completion and occupancy of the improvements constructed or to be constructed on the Mortgaged Property, including all required zoning, building, land use, environmental, wetlands, coastal development, endangered species, cultural resources, storm water discharge, liquor, occupancy, fire and utility approvals; (c) comply with all Governmental Requirements now or hereafter affecting the Mortgaged Property or any business or activity conducted thereon; and (d) not permit any act to be done on the Mortgaged Property in violation of any Governmental Requirements or that constitutes a public or private nuisance, or that makes void or cancelable, or increases the premium of, any insurance then in force with respect thereto.  For the purposes hereof, (a) a “Governmental Authority” means any national, state, county, municipal or other government, domestic or foreign, and any agency, authority, department, commission, bureau, board, court or other instrumentality thereof having jurisdiction over or with respect to all or any part of the Mortgaged Property, and (b) “Governmental Requirements” means all laws, rules, regulations, ordinances, judgments, decrees, codes, order, injunctions, notices and demand letters of any Governmental Authority.

1.20

Indemnification.  Mortgagor agrees to indemnify Lender and to hold Lender harmless from and against, and to defend Lender by counsel approved by Lender against, any and all costs, claims, loss, expense, damage or liability directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Mortgaged Property or the Loan, including any costs, claims, loss, expense, damage or liability arising out of or resulting from (a) any failure by Mortgagor to comply with the requirements of any laws or to comply with any agreement that applies or pertains to the Mortgaged Property, including any Lease; (b) any default or Event of Default hereunder or under any of the other Loan Documents; or (c) any assertion or allegation that Lender is liable for any act or omission of Mortgagor or any other Person in connection with the ownership, development, financing, leasing, operation or sale of the Mortgaged Property; provided, however, that Mortgagor shall not be obligated to indemnify Lender with respect to any costs, claims, loss, expense, damage or liability arising solely from the gross negligence or willful misconduct of Lender.  The agreements and indemnifications contained in this Section shall apply to costs, claims, loss, expense, damage or liability arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed, assignment or conveyance in lieu thereof and any other action by Lender to enforce the rights and remedies of Lender hereunder or under the other Loan Documents.

ARTICLE II

ASSIGNMENT OF RENTS AND LEASES

2.01

Assignment.  Mortgagor, in consideration of Lender’s making the Loan as aforesaid and for other good and valuable consideration, and to secure the prompt payment of same, with the interest thereon, and any extensions, renewals, modifications and refinancings of same, and any charges herein incurred by Lender on account of Mortgagor or Borrower, including but not limited to attorneys’ fees, and any and all Other Indebtedness, and further to secure the performance of the covenants, conditions and agreements hereinafter set forth and set forth in the Note, in the other Loan Documents, and in the Other Indebtedness Instruments, does hereby sell, assign and transfer unto the Lender all leases, subleases and lease guaranties of or relating to all or part of the Mortgaged Property, whether now existing or hereafter created or arising, including without limitation those certain leases, if any, specifically described on an exhibit to this Mortgage, and all the rents, issues and profits now due and which may hereafter become due under or by virtue of any such lease, whether written or verbal, or any letting of, or of any agreement for the use or occupancy of the Mortgaged Property or any part thereof, which may have been heretofore or may be hereafter made or agreed to or which may be made or agreed to by the Lender under the powers herein granted, it being the intention of the parties to hereby establish an absolute transfer and assignment of all the said leases, subleases, lease guaranties and agreements, and all the avails thereof, to the Lender, and the Mortgagor does hereby appoint irrevocably the Lender its true and lawful attorney in its name and stead (with or without taking possession of the aforesaid Mortgaged Property as hereinafter provided), to rent, lease or let all or any portion of the Mortgaged Property to any party or parties at such rental and upon such term, in its discretion as it may determine, and to collect all of said avails, rents, issues and profits arising from or accruing at any time hereafter, and all now due, or that may hereafter become due under each and all of the leases, subleases, lease guaranties and agreements, written or verbal, or other tenancy existing or which may hereafter exist on the Mortgaged Property, with the same rights and powers and subject to the same immunities, exoneration of liability and rights of recourse and indemnity as the Lender would have upon taking possession of the Mortgaged Property pursuant to the provisions hereinafter set forth.

2.02

Prepayment of Rent.  The Mortgagor represents and agrees that no rent has been or will be paid by any person in possession of any portion of the Mortgaged Property for more than one installment in advance and that the payment of none of the rents to accrue for any portion of said Mortgaged Property has been or will be waived, released, reduced, or discounted, or otherwise discharged or compromised by the Mortgagor.  The Mortgagor waives any right of setoff against any person in possession of any portion of the Mortgaged Property.  The Mortgagor agrees that it will not assign any of the rents or profits except to the purchaser or grantee of the Mortgaged Property.

2.03

Not Mortgagee in Possession; No Liability.  Nothing herein contained shall be construed as constituting the Lender as “mortgagee in possession” in the absence of the taking of actual possession of the Mortgaged Property by the Lender pursuant to the provisions hereinafter contained.  In the exercise of the powers herein granted the Lender, no liability shall be asserted or enforced against the Lender, all such liability being expressly waived and released by the Mortgagor.

2.04

Present Assignment.  It is the intention of the parties that this assignment of rents and leases shall be a present assignment; however, it is expressly understood and agreed, anything herein contained to the contrary notwithstanding, that Mortgagor shall have the right to collect the rents so long as there exists no Event of Default under this Mortgage, and provided further, that Mortgagor’s right to collect such rents shall terminate and cease automatically upon the occurrence of any such Event of Default without the necessity of any notice or other action whatsoever by Lender.

2.05

No Obligation of Lender Under Leases.  The Lender shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any leases, subleases or rental agreements relating to the Mortgaged Property, and the Mortgagor shall and does hereby agree to indemnify and hold the Lender harmless of and from any and all liability, loss or damage which it may or might incur under any leases, subleases or agreements or under or by reason of the assignment thereof and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in said leases, subleases or agreements.  Should the Lender incur any such liability, loss or damage, under said leases or under or by reason of the assignment thereof, or in the defense of any claims or demands asserted against the Lender in connection with any one or more of said leases, subleases or agreements, the Mortgagor agrees to reimburse the Lender for the amount thereof, including costs, expenses and reasonable attorneys’ fees immediately upon demand, and until the same are fully reimbursed by the Mortgagor, all such costs, expenses and attorneys’ fees shall be secured by the assignment hereunder and by this Mortgage.

2.06

Instruction to Lessees.  The Mortgagor does further specifically authorize and instruct each and every present and future lessee, tenant, sublessee or subtenant of the whole or any part of the Mortgaged Property to pay all unpaid rental agreed upon in any lease, sublease or tenancy to the Lender upon receipt of demand from said Lender to pay the same.

2.07

Default (Assignment).  Upon the occurrence of any Event of Default, as described in Paragraph 4.01 of this Mortgage, then, in addition to the right to demand and collect directly from tenants rents accruing from leases of the Mortgaged Property, Lender shall have all rights and remedies set forth in Article IV or elsewhere in this Mortgage.

ARTICLE III

SECURITY AGREEMENT

3.01

Grant of Security Interest.  Mortgagor (the “debtor” for purposes of the Uniform Commercial Code), in consideration of Lender’s (the “secured party” for purposes of the Uniform Commercial Code) making the Loan as aforesaid and for other good and valuable consideration, and to secure the prompt payment of same, with the interest thereon, and any extensions, renewals, modifications and refinancings of same, and any charges herein incurred by Lender on account of Mortgagor, including but not limited to attorneys’ fees, and any and all Other Indebtedness, and further to secure the performance of the covenants, conditions and agreements hereinafter set forth and set forth in the Note, in the other Loan Documents, and in the Other Indebtedness Instruments, does hereby assign and grant to Lender title to and a security interest in such portions of the Mortgaged Property the security interest in and disposition of which is governed by the Uniform Commercial Code (the “Collateral”).

3.02

Definitions and Interpretation of Uniform Commercial Code.  All terms used herein which are defined in the Alabama Uniform Commercial Code (the “Uniform Commercial Code”) shall have the same meaning herein as in the Uniform Commercial Code unless otherwise indicated herein.  References herein to the Uniform Commercial Code shall mean the Alabama Uniform Commercial Code as existing on the date of this Mortgage and as revised and amended from time to time.  Anything to the contrary herein notwithstanding, rights and remedies of the debtor and secured party under the Uniform Commercial Code shall be deemed to mean such rights and remedies existing under the Uniform Commercial Code as in effect on the date such rights or remedies are enforced; provided, that no such interpretation shall have the effect of invalidating any security interest created hereunder.  No reference herein to rights or remedies existing under the Uniform Commercial Code on the date of this Mortgage, which may not exist or which may be modified under later revisions or amendments to the Uniform Commercial Code, shall have the effect of invalidating this Mortgage or any security interest created hereunder.

3.03

Financing Statements.  No financing statement covering any Collateral or any proceeds thereof is on file in any public office, except for financing statements specifically set forth on an addendum attached hereto, if any, and except for the financing statements naming Mortgagor as debtor and Lender as secured party.  At the Lender’s request, the Mortgagor will join with Lender in executing one or more financing statements pursuant to the Uniform Commercial Code in form satisfactory to the Lender, and will pay the cost of filing the same in all public offices wherever filing is deemed by the Lender to be necessary or desirable.  The Mortgagor authorizes the Lender to prepare and to file financing statements covering the Collateral and to sign the Mortgagor’s signature to such financing statements in jurisdictions where Mortgagor’s signature is required.  The Mortgagor promises to pay to the Lender the fees incurred in filing the financing statements, including but not limited to mortgage recording taxes payable in connection with filings on fixtures, which fees shall become part of the indebtedness secured hereby.

3.04

Representations of Mortgagor (Collateral).  With respect to all of the Collateral, Mortgagor represents and warrants that:

(a)

The Collateral is used or bought primarily for business purposes;

(b)

If the Loan is a construction loan, the Collateral is being acquired and/or installed with the proceeds of the Note which Lender may disburse directly to the seller, contractor, or subcontractor;

(c)

All the Collateral will be kept at the address of Mortgagor shown in Paragraph 5.08(a) or, if not, at the real property described in Exhibit A hereto.  Mortgagor promptly shall notify Lender of any change in the location of the Collateral.  Except for transactions in the ordinary course of Mortgagor’s business, Mortgagor, its agents or employees, will not remove the Collateral from said location without the prior written consent of the Lender;

(d)

If certificates of title are issued or outstanding with respect to any of the Collateral, the Mortgagor shall cause the Lender’s interest to be properly noted thereon; and

(e)

Mortgagor’s name has always been as set forth on the first page of this Mortgage, except as otherwise disclosed in writing to the Lender.  Mortgagor promptly shall advise the Lender in writing of any change in Mortgagor’s name.

3.05

Assignment of Liabilities.  If at any time or times by sale, assignment, negotiation, pledge, or otherwise, Lender transfers any or all of the indebtedness or instruments secured hereby, such transfer shall, unless otherwise specified in writing, carry with it Lender’s rights and remedies hereunder with respect to such indebtedness or instruments transferred, and the transferee shall become vested with such rights and remedies whether or not they are specifically referred to in the transfer.  If and to the extent Lender retains any of such indebtedness or instruments, Lender shall continue to have the rights and remedies herein set forth with respect thereto.

3.06

No Obligation of Lender Under Assigned Contracts.  The Lender shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any contracts or agreements relating to the Mortgaged Property, and the Mortgagor shall and does hereby agree to indemnify and hold the Lender harmless of and from any and all liability, loss or damage which it may or might incur under any such contracts or agreements or under or by reason of the assignment thereof and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in said contracts or agreements.  Should the Lender incur any such liability, loss or damage, under said contracts or agreements or under or by reason of the assignment thereof, or in the defense of any claims or demands asserted against the Lender in connection with any one or more of said contracts or agreements, the Mortgagor agrees to reimburse the Lender for the amount thereof, including costs, expenses and reasonable attorneys’ fees immediately upon demand, and until the same are fully reimbursed by the Mortgagor, all such costs, expenses and attorneys’ fees shall be secured by the assignment hereunder and by this Mortgage.

3.07

Default (Security Agreement).  Upon the occurrence of any Event of Default, as described in Paragraph 4.01 of this Mortgage, the Lender shall have all rights and remedies set forth in Article IV or elsewhere in this Mortgage.

ARTICLE IV

EVENTS OF DEFAULT AND REMEDIES

4.01

Event of Default.  The term “Event of Default,” wherever used in this Mortgage, shall mean the occurrence or existence of any one or more of the following events or circumstances:

(a)

Failure by the Borrower or the Mortgagor to pay as and when due and payable any installment of principal, interest or escrow deposit, or other charge payable under the Note, this Mortgage, the Loan Agreement or under any of the other Loan Documents; or

(b)

Failure by the Mortgagor or any other Borrower to duly observe any other covenant, condition or agreement of this Mortgage, of the Note, of the Loan Agreement, of the Assignment, of any of the other Loan Documents, or of any of the Other Indebtedness Instruments, or the occurrence of any other Event of Default under the Note, the Loan Agreement, the Assignment or any of the other Loan Documents or Other Indebtedness Instruments; or

(c)

The filing by the Borrower, Mortgagor or any guarantor of any indebtedness secured hereby or of any of Borrower’s obligations of a voluntary petition in bankruptcy or the Borrower’s, Mortgagor’s or any such guarantor’s adjudication as a bankrupt or insolvent, or the filing by any Borrower or any such guarantor of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the Borrower’s, or Mortgagor’s or any such guarantor’s seeking or consenting to or acquiescence in the appointment of any trustee, receiver or liquidator of the Borrower, the Mortgagor or any such guarantor or of all or any substantial part of the Mortgaged Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or of any interest or estate therein, or the making of any general assignment for the benefit of creditors or the admission in writing of its inability to pay its debts generally as they become due; or

(d)

The entry by a court of competent jurisdiction or any order, judgment, or decree approving a petition filed against the Borrower, the Mortgagor or any guarantor of any of the indebtedness secured hereby or of any of Borrower’s or Mortgagor’s obligations hereunder, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of thirty (30) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of the Borrower, Mortgagor or any such guarantor or of all or any substantial part of the Mortgaged Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or of any interest or estate therein, without the consent or acquiescence of such Borrower, Mortgagor and/or any such guarantor which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

(e)

The filing or enforcement of any other mortgage, lien or encumbrance on the Mortgaged Property or any part thereof, or of any interest or estate therein; or

(f)

If any portion of the Mortgaged Property is a leasehold estate, the occurrence of a default under such lease or other instrument creating the estate; or

(g)

The death, dissolution, merger or liquidation of Borrower, Mortgagor or any guarantor of the Loan or any default under any guaranty of the Loan, or the sale of substantially all the assets of either Borrower, Mortgagor or any guarantor for the Loan.

4.02

Acceleration of Maturity.  If an Event of Default shall have occurred, then the entire balance of the indebtedness (including but not limited to the Loan and the Other Indebtedness) secured hereby (or such parts as Lender may elect) with interest accrued thereon (or such parts as Lender may elect) shall, at the option of the Lender, become due and payable without notice or demand, time being of the essence.  Any omission on the part of the Lender to exercise such option when entitled to do so shall not be considered as a waiver of such right.

4.03

Right of Lender to Enter and Take Possession.

(a)

If an Event of Default shall have occurred and be continuing, the Mortgagor, upon demand of the Lender, shall forthwith surrender to the Lender the actual possession of the Mortgaged Property, and if and to the extent permitted by law, the Lender or its agents may enter and take and maintain possession of all the Mortgaged Property, together with all the documents, books, records, papers and accounts of the Mortgagor or then owner of the Mortgaged Property relating thereto, and may exclude the Mortgagor and its agents and employees wholly therefrom.

(b)

Upon every such entering upon or taking of possession, the Lender, as attorney-in-fact or agent of the Mortgagor, or in its own name as mortgagee and under the powers herein granted, may hold, store, use, operate, manage and control the Mortgaged Property (or any portion thereof selected by Lender) and conduct the business thereof either personally or by its agents, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Mortgaged Property (or any portion thereof selected by Lender) insured; (iii) manage and operate the Mortgaged Property (or any portion thereof selected by Lender) and exercise all the rights and powers of the Mortgagor in its name or otherwise, with respect to the same, including legal actions for the recovery of rent, legal dispossessory actions against tenants holding over and legal actions in distress of rent, and with full power and authority to cancel or terminate any lease or sublease for any cause or on any ground which would entitle the Mortgagor to cancel the same, and to elect to disaffirm any lease or sublease made subsequent to this Mortgage or subordinated to the lien hereof; (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted the Lender, all as the Lender from time to time may determine to be to its best advantage; and the Lender may collect and receive all the income, revenues, rents, issues and profits of the Mortgaged Property (or any portion thereof selected by Lender), including those past due as well as those accruing thereafter, and, after deducting (aa) all expenses of taking, holding, managing, and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (bb) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements and purchases and acquisitions, (cc) the cost of such insurance, (dd) such taxes, assessments and other charges prior to this Mortgage as the Lender may determine to pay, (ee) other proper charges upon the Mortgaged Property or any part thereof, and (ff) the reasonable compensation, expenses and disbursements of the attorneys and agents of the Lender, Lender shall apply the remainder of the moneys so received by the Lender, first to the payment of accrued interest under the Note; second to the payment of tax deposits required in Paragraph 1.04; third to the payment of any other sums required to be paid by Borrower or the Mortgagor under this Mortgage or under the other Loan Documents; fourth to the payment of overdue installments of principal on the Note; fifth to the payment of any sums due under Other Indebtedness Instruments, whether principal, interest or otherwise; and the balance, if any, as otherwise required by law.

(c)

Whenever all such Events of Default have been cured and satisfied, the Lender may, at its option, surrender possession of the Mortgaged Property to the Mortgagor, or to whomsoever shall be entitled to possession of the Mortgaged Property as a matter of law.  The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

4.04

Receiver.

(a)

If an Event of Default shall have occurred and be continuing, the Lender, upon application to a court of competent jurisdiction, shall be entitled, without notice and without regard to the adequacy of any security for the indebtedness hereby secured or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect the rents, profits, issues, royalties and revenues thereof.

(b)

The Mortgagor shall pay to the Lender upon demand all costs and expenses, including receiver’s fees, attorneys’ fees, costs and agent’s compensation, incurred pursuant to the provisions contained in this Paragraph 4.04; and all such expenses shall be secured by this Mortgage.

4.05

Lender’s Power of Enforcement.  If an Event of Default shall have occurred and be continuing, the Lender may, either with or without entry or taking possession as hereinabove provided or otherwise, proceed by suit or suits at law or in equity or any other appropriate proceeding or remedy (a) to enforce payment of the Loan; (b) to foreclose this Mortgage; (c) to enforce or exercise any right under any Other Indebtedness Instrument; and (d) to pursue any other remedy available to Lender, all as the Lender may elect.

4.06

Rights of a Secured Party.  Upon the occurrence of an Event of Default, the Lender, in addition to any and all remedies it may have or exercise under this Mortgage, the Note, the Loan Agreement, the Assignment, any of the other Loan Documents, the Other Indebtedness Instruments or under applicable law, may immediately and without demand exercise any and all of the rights of a secured party upon default under the Uniform Commercial Code, all of which shall be cumulative.  Such rights shall include, without limitation:

(a)

The right to take possession of the Collateral without judicial process and to enter upon any premises where the Collateral may be located for the purposes of taking possession of, securing, removing, and/or disposing of the Collateral without interference from Mortgagor and without any liability for rent, storage, utilities or other sums;

(b)

The right to sell, lease, or otherwise dispose of any or all of the Collateral, whether in its then condition or after further processing or preparation, at public or private sale; and unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give to Mortgagor at least ten (10) days’ prior notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition of the Collateral is to be made, all of which Mortgagor agrees shall be reasonable notice of any sale or disposition of the Collateral;

(c)

The right to require Mortgagor, upon request of Lender, to assemble and make the Collateral available to Lender at a place reasonably convenient to Mortgagor and Lender; and

(d)

The right to notify account debtors, and demand and receive payment therefrom.

To effectuate the rights and remedies of Lender upon default, Mortgagor does hereby irrevocably appoint Lender attorney-in-fact for Mortgagor, with full power of substitution to sign, execute, and deliver any and all instruments and documents and do all acts and things to the same extent as Mortgagor could do, and to sell, assign, and transfer any collateral to Lender or any other party.

4.07

Power of Sale.  If an Event of Default shall have occurred, Lender may sell the Mortgaged Property to the highest bidder at public auction in front of the courthouse door in the county or counties, as may be required, where the Mortgaged Property is located, either in person or by auctioneer, after having first given notice of the time, place and terms of sale, together with a description of the property to be sold, by publication once a week for three (3) successive weeks prior to said sale in some newspaper published in said county or counties, as may be required, and, upon payment of the purchase money, Lender or any person conducting the sale for Lender is authorized to execute to the purchaser at said sale a deed to the Mortgaged Property so purchased.  Lender may bid at said sale and purchase the Mortgaged Property, or any part thereof, if the highest bidder therefor.  At the foreclosure sale the Mortgaged Property may be offered for sale and sold as a whole without first offering it in any other manner or may be offered for sale and sold in any other manner as Lender may elect.  The provisions of Paragraph 4.06 of this Mortgage shall apply with respect to Lender’s enforcement of rights or interests in personal property which constitutes Mortgaged Property hereunder.

4.08

Application of Foreclosure or Sale Proceeds.  The proceeds of any foreclosure sale pursuant to Paragraph 4.07, or any sale pursuant to Paragraph 4.06, shall be applied as follows:

(a)

First, to the costs and expenses of (i) retaking, holding, storing and processing the Collateral and preparing the Collateral or the Mortgaged Property (as the case may be) for sale, and (ii) making the sale, including a reasonable attorneys’ fee for such services as may be necessary in the collection of the indebtedness secured by this Mortgage or the foreclosure of this Mortgage;

(b)

Second, to the repayment of any money, with interest thereon to the date of sale at the applicable rate or rates specified in the Note, this Mortgage, the other Loan Documents or the Other Indebtedness Instruments, as applicable, which Lender may have paid, or become liable to pay, or which it may then be necessary to pay for taxes, insurance, assessments or other charges, liens, or debts as hereinabove provided, and as may be provided in the Note or the other Loan Documents, such repayment to be applied in the manner determined by Lender;

(c)

Third, to the payment of the indebtedness (including but not limited to the Loan and the Other Indebtedness) secured hereby, with interest to date of sale at the applicable rate or rates specified in the Note, this Mortgage, the other Loan Documents or the Other Indebtedness Instruments, as applicable, whether or not all of such indebtedness is then due;

(d)

Fourth, the balance, if any, shall be paid as provided by law.

4.09

Lender’s Option on Foreclosure.  At the option of the Lender, this Mortgage may be foreclosed as provided by law or in equity, in which event a reasonable attorneys’ fee shall, among other costs and expenses, be allowed and paid out of the proceeds of the sale.  In the event Lender exercises its option to foreclose this Mortgage in equity, Lender may, at its option, foreclose this Mortgage subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties defendants to any such foreclosure proceeding and to foreclose their rights will not be, nor be asserted to be by the Mortgagor, a defense to any proceedings instituted by the Lender to collect the sums secured hereby, or to collect any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property.

4.10

Waiver of Exemption.  Mortgagor waives all rights of exemption pertaining to real or personal property as to any indebtedness secured by or that may be secured by this Mortgage, and Mortgagor waives the benefit of any statute regulating the obtaining of a deficiency judgment or requiring that the value of the Mortgaged Property be set off against any part of the indebtedness secured hereby.

4.11

Suits to Protect the Mortgaged Property.  The Lender shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Mortgage; (b) to preserve or protect its interest in the Mortgaged Property and in the income, revenues, rents and profits arising therefrom; and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of the Lender.

4.12

Payment of the Note on any Default in Payment; Application of Moneys by Lender.  If default shall occur in the payment of any amount due under this Mortgage, the Note, any of the other Loan Documents or any of the Other Indebtedness Instruments, or if any other Event of Default shall occur under this Mortgage, then, upon demand of the Lender, the Mortgagor shall pay and cause the Borrower to pay to the Lender the whole amount due and payable under the Note and under all Other Indebtedness Instruments; and in case the same shall not be so paid forthwith upon such demand, the Lender shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid together with costs, which shall include the reasonable compensation, expenses and disbursements of the Lender’s agents and attorneys.

4.13

Delay or Omission No Waiver.  No delay or omission of the Lender or of any holder of the Note to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein; and every right, power and remedy given by the Note, this Mortgage, any of the other Loan Documents, or the Other Indebtedness Instruments to the Lender may be exercised from time to time and as often as may be deemed expedient by the Lender.

4.14

No Waiver of One Default to Affect Another.  No waiver of any default hereunder, under any of the other Loan Documents, or under any of the Other Indebtedness Instruments shall extend to or shall affect any subsequent or any other then existing default or shall impair any rights, powers or remedies consequent thereon.

If the Lender (a) grants forbearance or an extension of time for the payment of any indebtedness secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted herein, in the Note, in any of the other Loan Documents, or in any of the Other Indebtedness Instruments; (d) releases any part of the Mortgaged Property from this Mortgage or otherwise changes any of the terms of this Mortgage, the Note, any of the other Loan Documents or the Other Indebtedness Instruments; (e) consents to the filing of any map, plat, or replat of or consents to the granting of any easement on, all or any part of the Mortgaged Property; or (f) makes or consents to any agreement subordinating the priority of this Mortgage, any such act or omission shall not release, discharge, modify, change, or affect the original liability under this Mortgage, the Note, the other Loan Documents, or the Other Indebtedness Instruments of the Borrower or any subsequent purchaser of the Mortgaged Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude the Lender from exercising any right, power or privilege herein granted or intended to be granted in the event of any other default then made or of any subsequent default, nor, except as otherwise expressly provided in an instrument or instruments executed by the Lender shall the provisions of this Mortgage be altered thereby.  In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, the Lender, without notice to any person, corporation or other entity (except notice shall be given to Mortgagor so long as Mortgagor or Borrower remains liable under the Note, this Mortgage or any of the other Loan Documents) hereby is authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the indebtedness secured hereby, or with reference to any of the terms or conditions hereof, or of the other Loan Documents, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder.

4.15

Discontinuance of Proceedings — Position of Parties Restored.  In case the Lender shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Lender, then and in every such case the Mortgagor and the Lender shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Lender shall continue as if no such proceeding had been taken.

4.16

Remedies Cumulative.  No right, power, or remedy conferred upon or reserved to the Lender by this Mortgage is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, or under the Note, any of the other Loan Documents, the Other Indebtedness Instruments or now or hereafter existing at law or in equity or by statute.

4.17

Notice of Defaults Under the Loan Documents and Other Credit Arrangements.  Mortgagor shall give prompt notice to Lender of any defaults by Mortgagor or any other Borrower under this Mortgage or any of the other Loan Documents, and of any notice of default received by Mortgagor or any other Borrower under any other credit arrangement of Mortgagor or any other Borrower.

ARTICLE V

MISCELLANEOUS

5.01

Binding Effect.  Wherever in this Mortgage one of the parties hereto is named or referred to, the heirs, administrators, executors, successors, assigns, distributees, and legal and personal representatives of such party shall be included, and all covenants and agreements contained in this Mortgage by or on behalf of the Mortgagor or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, administrators, executors, successors, assigns, distributees, and legal and personal representatives, whether so expressed or not.  Notwithstanding the foregoing, the Mortgagor shall not be entitled to assign any of its rights, titles, and interests hereunder, or to delegate any of its obligations, liabilities, duties, or responsibilities hereunder, and will not permit any such assignment or delegation to occur (voluntarily or involuntarily, or directly or indirectly), without the prior written consent of the Lender.

5.02

Headings.  The headings of the articles, sections, paragraphs and subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.  “Herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words or phrases refer to this Mortgage and not solely to the particular portion thereof in which any such word or phrase is used, unless otherwise clearly indicated by the context.

5.03

Gender; Number.  Whenever the context so requires, the masculine includes the feminine and neuter, the singular includes the plural, and the plural includes the singular.

5.04

Invalid Provisions to Affect No Others.  In case any one or more of the covenants, agreements, terms or provisions contained in this Mortgage, in the Note, in any of the other Loan Documents, or in the Other Indebtedness Instruments shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein, and in the Note, in the other Loan Documents and in the Other Indebtedness Instruments shall be in no way affected, prejudiced or disturbed thereby.

5.05

Loan Documents.  Wherever reference is made herein to this Mortgage, the Note, the Loan Documents, or the Other Indebtedness Instruments, such reference shall include all renewals, extensions, modifications and refinancings thereof.

5.06

Conflict in Loan Documents.  In the event of conflict in the terms of any provision in this Mortgage, the Note, any of the other Loan Documents, or the Other Indebtedness Instruments, the terms of the provision most favorable to the Lender shall apply.

5.07

Instrument Under Seal.  This Mortgage is given under the seal of all parties hereto, and it is intended that this Mortgage is and shall constitute and have the effect of a sealed instrument according to law.

5.08

Addresses and Other Information.  The following information is provided in order that this Mortgage shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Alabama, for instruments to be filed as financing statements:

(a)

Name of Mortgagor (Debtor):

ALABAMA GRAPHITE COMPANY, INC.

Address of Mortgagor:

600 East Walnut Street

Sylacauga, Alabama 35105

(b)

Name of Lender (Secured Party):

WESTWATER RESOURCES, INC.

Address of Lender:

6950 S. Potomac Street, Suite 300

Centennial, Colorado  80112

Attention: Jeffrey L. Vigil

(c)

Record Owner of Fee and Mineral Rights

Interests in Land described on Exhibits

A and B hereto:

Exhibit A Fee:  Coosa County  -  Laura Dean Ramsay and

Kathryn Dean Leeman, as heirs of Eugenia W. Dean

Chilton County –Harper Lumber, L.L.C. and Doyle

Pierce

Exhibit B Mineral Rights Leasehold: Mortgagor

5.09

Applicable Law.   This Mortgage shall be governed by the laws of the State of Alabama.

5.10

Rider.  Additional provisions of this Mortgage, if any, are set forth below or on a Rider attached hereto and made a part hereof.

5.11

Time of Essence.  Time is of the essence of this Mortgage.

5.12

Waiver of Jury Trial.  Mortgagor hereby waives any right to trial by jury in respect of this Mortgage and any of the other Loan Documents.  This Mortgage has been negotiated, and is being executed and delivered in Birmingham, in the State of Alabama, or if executed elsewhere, shall become effective upon the Lender’s receipt and acceptance of the executed original of this Mortgage in the State of Alabama; provided, however, that the Lender shall have no obligation to give, nor shall Borrower be entitled to receive, any notice of such acceptance for this Mortgage to become a binding obligation of Borrower.

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed and effective as of the day and year first above written, although actually executed on the date or dates reflected below.

MORTGAGOR  (Debtor):

WITNESS:

ALABAMA GRAPHITE COMPANY, INC.

/s/ Ann-Marie M. Pamplin

By:  /s/ Tyler W.P. Dinwoodie

 (SEAL)

Its:   President and Director

PROVINCE OF

Ontario

COUNTY OF

Frontenac

I,   Douglas Caldwell                                   , a notary public in and for said county in said state, hereby certify that    Tyler Dinwoodie

, whose name as President of ALABAMA GRAPHITE COMPANY, INC., an Alabama corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day, that, being informed of the contents of such instrument, he, as such President and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this  9th    day of December, 2017.

     /s/ Douglas. F. Caldwell

Notary Public

My Commission Expires:   Lifetime

(Seal of Douglas F. Caldwell)

Lawyer, Notary Public, Commissioner, etc.

Douglas F. Caldwell

Caldwell and Moore

260 Barrie Street

Kingston, ON K7Z 3K7

EXHIBIT A

Description of Fee Owned Property

The following property situated in Chilton and Coosa Counties, Alabama:

NONE

EXHIBIT B

DESCRIPTION OF MINERAL LAND

THE FOLLOWING PROPERTY SITUATED IN CHILTON COUNTY, ALABAMA:

PIERCE PROPERTY MINERAL LAND:

The Southwest ¼ of the Northwest ¼; also, the West ½ of the Southwest ¼ of Section 2, Township 20, Range 16.

The Southeast ¼ of the Northeast ¼ and the Southeast ¼ of Section 3, Township 20, Range 16.

The East ½ of the Northeast ¼ of Section 10, Township 20, Range 16.

The North ½ of the Northwest ¼ of Section 4, Township 20, Range 16.

The West ½ of the Northeast ¼ of Section 8, Township 20, Range 16.

The West ½ of the East ½; the East ½ of the Southwest ¼; the Northeast ¼ of the Northeast ¼ of Section 5, Township 20, Range 16.

The Northeast ¼ of the Southeast ¼ and the Southeast ¼ of the Northwest ¼ of Section 5, Township 20, Range 16.

The Southeast ¼ of the Northeast ¼; also, the East ½ of the Southeast ¼ of Section 32, Township 21, Range 16.

The North ½ of the Southwest ¼; also, the Southwest ¼ of the Southwest ¼ of Section 33, Township 21, Range 16.

All being located in Chilton County, Alabama.

HARPER LUMBER, L.L.C. MINERAL LAND:

The Southeast 1/4 of Section 33, Township 21 North, Range 16 East and;

The Southeast 1/4 of the Southwest 1/4, Section 33, Township 21 North, Range 16 East.

All being located in Chilton County, Alabama.

THE FOLLOWING PROPERTY SITUATED IN COOSA COUNTY, ALABAMA:

TOWNSHIP 22 NORTH, RANGE 17 EAST

ACRES

Section 01:

NW1/4 NW1/4

  40

Section 02:

SE1/4 NE1/4, N1/2 NW1/4, N1/2 SE1/4

200

Section 03:

All

640

Section 04:

NW1/4 NE1/4, E1/2 SE1/4, E1/2 NW1/4, E1/2 SW1/4

280

Section 05:

All

640.96

Section 06:

All

640

Section 07:

All

640

Section 08:

All

640

Section 09:

All

640

Section 10:

All, except E1/2 SE1/4 SW1/4

620

Section 11:

All, except E1/2 NW1/4

560

Section 12:

W1/2 except 8 acres in the SE corner of the SE1/4 SW1/4

312

Section 13:

E1/2 NW1/4

  80

Section 14:

W1/2 NW1/4, SW1/4, W1/2 SE1/4, NE1/4 SE1/4

360

Section 15:

NE1/4, SW1/4, N1/2 SE1/4, SE1/4 SE1/4

440

Section 17:

All

640

Section 18:

SW1/4, NE1/4 SE1/4, W1/2 NW1/4 SE1/4, S1/2 SE1/4

300

Section 19:

All

640

Section 20:

N1/2, N1/2 S1/2

480

Section 21:

NE1/4 NE1/4, S1/2 NE1/4, NW1/4 NW1/4, S1/2 NW1/4, S1/2

560

Section 22:

All

642

Section 23:

N1/2, ALSO the South 15 acres of the SE1/4 SE1/4

335

Section 24:

SE1/4 SE1/4

  40

Section 25:

All, except SW1/4 SE1/4

600

Section 26:

N1/2, SW1/4, W1/2 SE1/4, all NE1/4 SE1/4 North of Hatchett Creek

580

Section 27:

N1/2 NE1/4, S1/2 NW1/4, SW1/4, W1/2 SE1/4, SE1/4 SE1/4

440.9

Section 31:

All

640

Section 32:

All

640

Section 33:

N1/2, SW1/4, NW1/4 SE1/4, SE1/4 SE1/4

560

Section 34:

S1/2 NW1/4, NE1/4 SW1/4

120

Section 35:

NW1/4 NE1/4, NE1/4 NW1/4 except 10 acres off the West side

  70

TOWNSHIP 21 NORTH, RANGE 16 EAST

ACRES

Section 12:

SW1/4 NE1/4, NW1/4, S1/2 SW1/4, NW1/4 SE1/4, S1/2 SE1/4

400

TOWNSHIP 21 NORTH, RANGE 17 EAST

Section 01:

E1/2 NE1/4, NW1/4 SE 1/4

120

Section 06:

NE1/4

160

Section 07:

SE1/4 SE1/4

  40

Section 08:

SW1/4 NE1/4, SE1/4 NW1/4, E1/2 NE1/4 SW1/4, SE1/4 SW1/4, W1/2 SE1/4

220

Section 11:

NE1/4

160

Section 27:

SE1/4 SE1/4

  40

Section 33:

SW1/4 NW1/4, fractional NW1/4 SW1/4

  69

TOWNSHIP 21 NORTH, RANGE 18 EAST

Section 02:

NW1/4 NW1/4; ALSO 10 acres off the East side of the NE1/4 NW1/4;

ALSO all that part of the NW1/4 NE1/4 lying North of the creek

Containing 20 acres, more or less

  70

Section 03:

SW1/4 NE1/4, N1/2 NW1/4

120

Section 04:

A tract of land on the East side of the NE1/4 NE1/4,

Containing 6.5 acres, more or less

 6.5

Section 05:

N1/2 SE1/4

  80

Section 07:

SE1/4 NE1/4, NE1/4 SE1/4, SW1/4 SW1/4

120

Section 09:

SE1/4 NE1/4, NW/4 NW1/4, NE1/4 SW1/4

120

Section 17:

NE1/4 SW1/4

  40

Section 21:

NW1/4 NW1/4

  40

TOWNSHIP 22 NORTH, RANGE 16 EAST

Section 01:

All

640

Section 02:

All

640

Section 03:

E1/2 NW1/4, SE1/4 SE1/4

120

Section 04:

NE1/4 NE1/4, S1/2 NE1/4, NW1/4 NW1/4, N1/2 SW1/4 NW1/4,

E1/2 SW1/4, SW1/4 SW1/4, SE1/4

460.1

Section 05:

NE1/4

160

Section 08:

Lot A

  14.1

Section 09:

N1/2, SE1/4, E1/2 SW1/4

554.2

Section 10:

N1/2, N1/2 SW1/4, NW1/4 SE1/4, NE1/4 SE1/4

481.1

Section 11:

S1/2 NW1/4, S1/2 SW1/4, NW1/4 SW1/4

200

Section 12:

N1/2, SW1/4

480

Section 13:

All

641.2

Section 14:

All

640

Section 15:

S1/2, S1/2 NW1/4, NE1/4 NE1/4

440.5

Section 16:

All of fractional N1/2

196.7

Section 22:

NE1/4, S1/2 NW1/4, NE1/4 NW1/4, all of fractional S1/2

580

Section 23:

All of fractional S1/2

318.3

Section 24:

All

640

TOWNSHIP 22 NORTH, RANGE 16 EAST

ACRES

Section 25:

N1/2 NE1/4, NW1/4, E1/2 SE1/4; also 10 acres in the Northeast

Corner of the NW1/4 SW1/4; also a fractional part containing

250 acres, more or less, as described in that certain deed

from the trustees under the last will and testament of John R.

Hegeman to Charles A. Dean, dated November 11, 1929, and

Recorded in Deed Book 6, page 582, in the land records of the

Probate Judge's Office, Coosa County, Alabama.

580

Section 36:

E1/2

320

TOWNSHIP 22 NORTH, RANGE 18 EAST

Section 09:

SW1/4 SE1/4, E1/2 SE1/4

120

Section 10:

N1/2 SW1/4

  80

Section 15:

NW1/4 NW1/4

  40

Section 16:

NE1/4 NW1/4, W1/2 W1/2

200

Section 17:

SW1/4 NE1/4, SE1/4, S1/2 SW1/4

280

Section 18:

S1/2 SE1/4 SE1/4

  20

Section 19:

NE1/4 NE1/4, S1/2 NE1/4, S1/2 NW1/4, SW1/4, N1/2 SE1/4; ALSO

25 acres lying South of Hatchett Creek in the NE1/4 NW1/4; ALSO

20 acres lying East of Cox Mill Road in the SE1/4 SE1/4

485

Section 20:

N1/2 NE1/4; SW1/4 NE1/4 less 10 acres in the Southwest corner thereof; E1/2 NW1/4 less 2 acres now or formerly owned by J.D.

Hardy, and less 10 acres East of the Old Road in the Southeast corner of the SE1/4 NW1/4; W1/2 NE1/4 SW1/4 less 1 acre at

the church; 5 acres in the Northwest corner of the NE1/4 SE1/4;

W1/2 W1/2

362

Section 21:

NW1/4 NW1/4

  40

Section 22:

SE1/4 SW1/4, SW1/4 SE1/4

  80

Section 26:

NW1/4 NW1/4, S1/2 NW1/4, SW1/4, W1/2 SE1/4

360

Section 27:

All, except 30 acres off the North side of NE1/4 NE1/4

610

Section 28:

E1/2 SW1/4 SE1/4, E1/2 SE1/4, 6 acres in the Southeast corner of

The NE1/4 NE1/4, 15.5 acres off the East side of SE1/4 NE1/4

121._

Section 30:

NE1/4 NE1/4, N1/2 SE1/4 NE1/4, SW1/4 NE1/4, NW1/4 SE1/4; ALSO

W1/2, less 18 acres lying South of Swamp Creek in the SE1/4 SW1/4

442

Section 33:

E1/2, SE1/4 SW1/4

360

Section 34:

All

640

Section 35:

N1/2 NW1/4 NE1/4, W1/2 NE1/4 NW1/4, W1/2 W1/2

200

TOWNSHIP 22 NORTH, RANGE 19 EAST

Section 07:

NE1/4 SE1/4 except 15 acres now or formerly owned by G.W. Miller

  25

TOWNSHIP 23 NORTH, RANGE 16 EAST

Section 03:

S1/2, SE1/4 NW1/4

360

Section 04:

E1/2, NW1/4, N1/2 SW1/4, N1/2 S1/4 SW1/4

600

Section 05:

All

643._

Section 07:

Lot A

  42._

Section 08:

NE1/4, NW1/4 less 13 acres covered by waters of the Coosa River

307._

Section 10:

W1/2 W1/2

160

Section 11:

W1/2 NE1/4, NE1/4 NW1/4, S1/2 NW1/4, NW1/4 SW1/4,

SE1/4 SW1/4, S1/2 SE1/4

361._

Section 13:

S1/2 NW1/4, NW1/4 NW1/4, W1/2 NE1/4 NW1/4, SW1/4

300

Section 14:

All

641._

TOWNSHIP 23 NORTH, RANGE 16 EAST

ACRES

Section 15:

All

641._

Section 16:

NE1/4 NE1/4, SW1/4 NW1/4, W1/2 SW1/4, SE1/4 SW1/4, S1/2 SE1/4

280

Section 17:

NE1/4 SW1/4, S1/2 S1/2 except that part covered by the waters of the

Coosa River

193._

Section 20:

W1/2 NE1/4, N1/2 NW1/4, SE1/4 NW1/4, E1/2 SE1/4

280

Section 21:

All, except 10 acres in the Southwest corner of the NW1/4 NW1/4

630

Section 22:

All

640

Section 23:

W1/2, W1/2 E1/2, NE1/4 NE1/4, SE1/4 SE1/4

560

Section 24:

SW1/4, NW1/4 NW1/4

200._

Section 25:

All

640._

Section 26:

E1/2 NW1/4, NW1/4 NW1/4, 5 acres in the SW1/4 NW1/4, SE1/4

NE1/4, NE1/4 SE1/4, SW1/4

365.5

Section 27:

NW1/4, W1/2 NE1/4, NW1/2 NE1/4 NE1/4 (the Northwest half of

NE1/4 NE1/4

260

Section 28:

S1/2 NE1/4, NE1/4 NE1/4, W1/2 NW1/4, the North 30 acres of the

NE1/4 NW1/4, S1/2

531.5

Section 29:

All

641.6

Section 31:

All of fractional section

  10

Section 32:

All of fractional section

620.32

Section 33:

NW1/4, NW1/4 SW1/4, W1/2 NE1/4 SW1/4

220

Section 34:

E1/2 NE1/4, N1/2 SE1/4, SE1/4 SE1/4, all of the SW/14 NE1/4 lying

East of Clay Creek

230.8

Section 35:

SW1/4 NE1/4, NW1/4, N1/2 SW1/4, SW1/4 SW1/4, NW1/4 SE1/4, S1/2 SE1/4 SE1/4          380

Section 36:

All

640

TOWNSHIP 23 NORTH, RANGE 17 EAST

Section 18:

E1/2 SE1/4

  80

Section 19:

S1/2, NW1/4 NE1/4

360

Section 20:

S1/2

320

Section 28:

N1/2 N1/2, SW1/4 NE1/4, SE1/4 NW1/4, N1/2 SE1/4, SE1/4 SE1/4

E1/2 SW1/4, SW1/4 SW1/4

481._

Section 29:

All

641._

Section 30:

All

640

Section 31:

All

640

Section 32:

All

640

Section 33:

NE1/4 NE1/4, NW1/4, SW1/4, S1/2 SE1/4, NE1/4 SE1/4

480

Section 34:

SW1/4 SW1/4, SE1/4 SE1/4

  80

TOWNSHIP 23 NORTH, RANGE 18 EAST

Section 32:

W1/2 NW1/4, NE1/4 NW1/4

120

TOWNSHIP 23 NORTH, RANGE 19 EAST

Section 20:

NW1/4 SW1/4

  40

TOWNSHIP 24 NORTH, RANGE 16 EAST

Section 32:

NW1/4 NE1/4, S1/2 NE1/4, E1/2 NW1/4, SW1/4, N1/2 SE1/4, SE1/4 SE1/4

480

EXHIBIT C

DESCRIPTION OF LEASES AGREEMENTS, ETC

Mining Lease Agreement and Option referenced in that certain Memorandum of Renewal and Extension of Mining Lease Agreement and Option between Mortgagor and Laura Dean Ramsay and Kathryn Dean Leeman, as heirs of Eugenia W. Dean, recorded in the Office of the Judge of Probate of Coosa County, Alabama on August 2, 2017.

Amended and Restated Mining Lease Agreement between Mortgagor and Doyle Pierce, dated February 1, 2016, with respect to the mineral rights described therein located in Chilton County, Alabama.

Amended and Restated Mining Lease Agreement between Mortgagor and Harper Lumber, LLC, dated February 1, 2016, with respect to the mineral rights described therein located in Chilton County, Alabama.

EXHIBIT D

Permitted Exceptions to Title

Mortgagor owns only leasehold mineral and mining rights to the land described on Exhibit B.

No permitted exceptions to the mineral and mining rights permitted hereunder.

11